Exhibit 99.2

ChromaDex Announces Closing of Second Tranche of the $25 Million Strategic Investment Led by Mr. Li Ka-shing

IRVINE, Calif., May 25, 2017 – ChromaDex Corp. (NASDAQ: CDXC), an innovator of proprietary health, wellness and nutritional ingredients that creates science-based solutions for dietary supplement, food and beverage, skin care, sports nutrition, and pharmaceutical products, announced today the closing of the $16.4 million second tranche of the strategic investment of up to $25 million led by Hong Kong business leader Mr. Li Ka-shing.

Through Horizons Ventures, Mr. Li has invested in many innovative companies in the last decade, including Facebook, Spotify, DeepMind, Siri, Impossible Foods and Modern Meadow. With Horizons Ventures’ strong global presence, the new investment will be able to support future ChromaDex developments in the global marketplace.

The $16.4 million second tranche follows the initial $3.5 million tranche that closed on April 27, 2017. The $5.1 million third tranche has not yet closed.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS), is acting as exclusive placement agent in the private placement.

The shares of common stock sold in the private placement are not registered under the Securities Act of 1933, as amended (the “Act”).  Accordingly, such shares may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements under the Act.  In connection with the private placement, ChromaDex entered into a registration rights agreement with the investors.  Additional details about the transaction are included in a Form 8-K filed by ChromaDex concurrently with this release.

About ChromaDex:

ChromaDex leverages its complementary business units to discover, acquire, develop and commercialize patented and proprietary ingredient technologies that address the dietary supplement, food, beverage, skin care and pharmaceutical markets. In addition to our ingredient technologies unit, we also have business units focused on natural product fine chemicals (known as "phytochemicals"), chemistry and analytical testing services, and product regulatory and safety consulting. As a result of our relationships with leading universities and research institutions, we are able to discover and license early stage, IP-backed ingredient technologies. We then utilize our in-house chemistry, regulatory and safety consulting business units to develop commercially viable ingredients. Our ingredient portfolio is backed with clinical and scientific research, as well as extensive IP protection. Our portfolio of patented ingredient technologies includes NIAGEN® nicotinamide riboside; pTeroPure® pterostilbene; PURENERGY®, a caffeine-pTeroPure® co-crystal; IMMULINA™, a spirulina extract; and AnthOrigin™, anthocyanins derived from a domestically-produced, water-extracted purple corn. To learn more about ChromaDex, please visit www.ChromaDex.com.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements related to the total anticipated proceeds to be received in the strategic investment and whether the strategic investment will be able to support future ChromaDex developments in the global marketplace. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. More detailed information about ChromaDex and the risk factors that may affect the realization of forward-looking statements is set forth in ChromaDex's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, ChromaDex's Quarterly Reports on Form 10-Q and other filings submitted by ChromaDex to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Investor Relations Contact:
Andrew Johnson, Director of Investor Relations
949-419-0288
andrewj@chromadex.com

ChromaDex Public Relations Contact:
Breah Ostendorf, Director of Marketing
949-537-4103
breaho@chromadex.com

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